                                                                EXHIBIT 12.1

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                  Inception
                                                  (July 16,
                                                    1993)
                                                   through                                  Six  Months
                                                 December 31,   Year Ended December 31,    Ended June 30,
                                                 ------------   -----------------------   ---------------
                                                     1993       1994     1995     1996     1996     1997
                                                  -----------   -----   ------   ------   ------   ------
                                                                   (dollars in thousands)
Consolidated pretax income
 from continuing operations                       $   (395)     $2,711  $10,947  $31,003  $11,562  $22,694

Fixed charges per below                                 27       2,786    8,358    6,210    3,421    6,519

Less interest capitalized during the period              -           -        -     (115)       -     (292)
                                                  --------      ------  -------  -------  -------  -------
Earnings                                          $   (368)     $5,497  $19,305  $37,098  $14,983  $28,921
                                                  --------      ------  -------  -------  -------  -------
Revolver Interest                                       16       2,276    6,978    4,025    2,469    4,995

Non-Revolver Interest                                   -            -        -      327      181       33

Interest portion of rental expense                      11         408      834    1,439      594    1,146

Net amortization of debt issuance costs                  -         102      546      304      177       53

Interest capitalized during the period                   -           -        -      115        -      292
                                                  --------      ------  -------  -------  -------  -------
Fixed Charges                                     $     27      $2,786  $ 8,358  $ 6,210  $ 3,421  $ 6,519
                                                  --------      ------  -------  -------  -------  -------
Ratio of Earnings to Fixed Charges                   (13.6)        2.0      2.3      6.0      4.4      4.4
                                                  ========      ======  =======  =======  =======  =======

Consolidated pretax income
 from continuing operations                                                      $31,003  $11,562  $22,694

Fixed charges per below                                                            5,485    2,984    6,198

Interest expense difference                                                          725      437      321

Less interest capitalized during the period                                         (115)       -     (292)
                                                                                 -------  -------  -------
Earnings                                                                         $37,098  $14,983  $28,921
                                                                                 -------  -------  -------
Interest (2)                                                                     $ 3,300  $ 2,032  $ 4,674

Non-Revolver Interest                                                                327      181       33

Interest portion of rental expense                                                 1,439      594    1,146

Net amortization of debt issuance costs                                              304      177       53

Interest capitalized during the period                                               115        -      292
                                                                                 -------  -------  -------
Fixed Charges                                                                    $ 5,485  $ 2,984  $ 6,198
                                                                                 -------  -------  -------
Pro Forma Ratio of Earnings to Fixed Charges                                         6.8      5.0      4.7
                                                                                 =======  =======  =======
Consolidated pro forma pretax income
 from continuing operations(1)                                                   $37,252  $13,578  $25,281

Fixed charges per below                                                           13,968    8,813    7,719

Interest expense difference                                                        6,760    3,035      663

Less interest capitalized during the period                                         (115)       -     (292)
                                                                                 -------  -------  -------
Earnings                                                                         $57,865  $25,426  $33,371
                                                                                 -------  -------  -------
Interest                                                                         $11,192  $ 7,537  $ 6,138

Non-Revolver Interest                                                                327      181       33

Interest portion of rental expense                                                 2,030      918    1,203

Net amortization of debt issuance costs                                              304      177       53

Interest capitalized during the period                                               115        -      292
                                                                                 -------  -------  -------
Fixed Charges                                                                    $13,968  $ 8,813  $ 7,719
                                                                                 -------  -------  -------
Supplemental Pro Forma Ratio of Earnings to Fixed Charges                            4.1      2.9      4.3
                                                                                 =======  =======  =======

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(1) Gives effect to businesses acquired by the Company through June 30, 1997 as if such acquisitions were consummated as of the beginning of the periods presented. The pro forma results of operations are not necessarily indicative of the results that would have occurred had the acquisitions been consummated as of January 1, 1996 or that might be attained in the future.